Exhibit 99.1

Soliton, Inc.
5304 Ashbrook Drive
Houston, TX 77081

Soliton to Present Pivotal Cellulite Clinical Trial Results at AAD on March 21, 2020

AAD 2020 Annual Meeting held March 20-24, 2020 in Denver, Colorado

March 3, 2020 – Houston, TX – Soliton, Inc., (Nasdaq: SOLY) (“Soliton” or the “Company”), a medical device company with a novel and proprietary platform technology licensed from The University of Texas on behalf of the MD Anderson Cancer Center (“MD Anderson”), today announced that the results from its pivotal cellulite trial have been accepted for oral presentation at the American Academy of Dermatology (AAD) 2020 Annual Meeting, being held March 20-24 in Denver, CO.

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“We are thrilled that our pivotal cellulite data has been accepted for podium presentation by a member of Soliton's Scientific Advisory Board and leading dermatologist Dr. Elizabeth Tanzi during one of the most prestigious dermatology conferences,” stated Christopher Capelli, MD, founder, President and CEO of Soliton. “Globally, cellulite affects between 80-90% of women and there is approximately $2.4 billion per year spent on treatment, making it an attractive market for our RAP device. We believe our RAP device is uniquely capable of selective disruption of the fibrotic septa that contribute to the appearance of cellulite, called acoustic subcision. We look forward to sharing the pivotal results regarding the potential of the RAP device to be a solution to improve the unwanted appearance of cellulite.”

Details of the presentation include:

Don’t Neglect the Body! Non-facial Laser Skin Rejuvenation
•Session: S034 – Dermatologic Surgery: Cosmetic Tips and Pearls
•Presenter: Dr. Elizabeth Tanzi, Director at Capital Laser & Skin Care, Chevy Chase, MD
•Date and time: Saturday, March 21st 3:15 – 3:26 p.m. MT
•Location: Room 405

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from MD Anderson. The Company's first FDA cleared commercial product will use rapid pulses of acoustic shockwaves as an accessory to lasers for the removal of unwanted tattoos. The Company is based in Houston, Texas, and is actively engaged in bringing the Rapid Acoustic Pulse ("RAP") device to the market. The Company believes this "Soliton" method has the potential to lower tattoo removal costs for patients, while increasing profitability to practitioners, compared to current laser removal methods.  Soliton is investigating potential additional capabilities of the RAP technology in preclinical testing, including the potential to assist existing fat reduction technology in the reduction of fat as well as improving the appearance of cellulite by creating mechanical stress at the cellular level and inducing significant collagen growth.

For more information about the Company, please visit:  http://www.soliton.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of the Soliton RAP device to demonstrate safety and efficacy in the reduction of cellulite and the ability for Soliton to receive FDA clearance for this additional indication. These statements relate to future events, future expectations, plans and prospects. Although Soliton believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Soliton has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Item 1A. Risk Factors" in the Form 10-K for year ended December 31, 2019 we filed with the SEC and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Soliton undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

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